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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

On July 19, 2021, the Centers for Medicare & Medicaid Services (CMS) proposed Medicare payment rates for services furnished in both the hospital outpatient (HOPD) and Ambulatory Surgical Center (ASC) settings. The Calendar Year (CY) 2022 Hospital Outpatient Prospective Payment System (OPPS) and ASC Payment System Proposed Rule is published annually and is followed by a 60-day public comment period closing on September 17, 2021, which will culminate in CMS’ release of the Final Rule, which is expected to be announced by November 2021, for implementation on January 1, 2022. The Proposed Rule is therefore subject to change. The Proposed Rule is in addition to the CMS Calendar Year 2022 Medicare Physician Fee Schedule Proposed Rule released by CMS on July 13, 2021, as discussed in a press release issued by Glaukos Corporation (Glaukos) on July 14, 2021.

The Proposed Rule and accompanying Addenda include facility fee payment rates for two new Category I Current Procedural Terminology (CPT) codes, including 669X2 for non-complex cataract extraction in combination with the insertion of an aqueous drainage device and 669X1 for complex cataract extraction in combination with the insertion of an aqueous drainage device. Category I CPT Codes 669X2 and 669X1 will replace Category III code 0191T as the primary code that hospitals and ASCs will use to seek reimbursement utilizing Glaukos’ trabecular micro-bypass technologies (iStent®, iStent inject®, iStent inject W) when used as approved in combination with cataract surgery. The Proposed Rule includes a 2022 ASC facility fee payment rate for CPT codes 669X2 and 669X1 of $2,516, compared to the current payment rate under the Category III code of $3,353. Glaukos estimates that approximately 80% of procedures utilizing its trabecular micro-bypass technologies in the U.S. are performed in the ASC setting. For the remaining estimated 20% of procedures performed in the HOPD setting, the Proposed Rule includes a 2022 HOPD facility fee payment rate for CPT codes 669X2 and 669X1 of $4,019, compared to the current payment rate under the Category III code of $3,918. Additionally, the Proposed Rule includes a 2022 ASC facility fee payment rate for CPT code 01X2T, for standalone insertion of an aqueous drainage device, of $2,516 in the ASC setting and $2,131 in the HOPD setting, which would be the primary code that hospitals and ASCs will use to seek reimbursement utilizing Glaukos’ iStent® infinite product, which is not yet approved by the U.S. Food & Drug Administration. The Proposed Rule and accompanying Addenda, including these proposed payment rates, can be accessed on the CMS website at www.cms.gov.

Glaukos Corporation plans to engage with CMS during the public comment period in hopes that medical facilities across its network are paid appropriately for conducting these types of procedures.

All website references herein are provided for convenience only and the content of the website does not constitute a part of this Current Report on Form 8-K. Further, the information contained herein shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
Name: Joseph E. Gilliam
Title: Chief Financial Officer and Senior Vice President, Corporate Development

Date: July 20, 2021